                                                                   EXHIBIT 10.20

                 THIRD AMENDMENT TO CREDIT AGREEMENT AND CONSENT

      This Amendment, dated as of December 29, 2004, is made by and between HEALTH FITNESS CORPORATION, a Minnesota corporation (the "Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (the "Bank").

                                    Recitals

      The Borrower and the Bank are parties to a Credit Agreement dated as of August 22, 2003, as amended by a First Amendment to Credit Agreement dated as of December 5, 2003 and by a Second Amendment to Credit Agreement and Waiver of Defaults dated as of May 14, 2004 (as so amended, the "Credit Agreement"). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

      The Borrower has requested that certain amendments be made to the Credit Agreement. The Bank is willing to grant the Borrower's requests pursuant to the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

      1. Definitions. All terms defined in the Credit Agreement that are not otherwise defined herein shall have the meanings given them in the Credit Agreement.

      2. Amendment. Section 5.10 of the Credit Agreement is amended to read as follows:

      Section 5.10 Senior Leverage Ratio. The Borrower will maintain its Senior Leverage Ratio, determined as of the end of each fiscal quarter during each fiscal quarter described below, at not more than the ratio set forth below opposite such quarter:

              QUARTER                 MAXIMUM SENIOR
              -------                 LEVERAGE RATIO
                                      --------------
September 30, 2004 to and including
           June 30, 2005               3.25 to 1.00

        September 30, 2005             3.00 to 1.00

December 31, 2005 and thereafter       2.25 to 1.00

      3. Consent and Waiver. Section 6.10 of the Credit Agreement generally prohibits the payment of Subordinated Debt. Upon the terms and subject to the conditions set forth in this Amendment, the Bank hereby consents to the payment in full of the Subordinated Indebtedness under and as defined in that certain Subordination Agreement dated as of August 25, 2003 between Bayview Capital Partners LP and the Bank, provided that (i) such payment is made on or prior to December 31, 2004 and (ii) there shall exist no Default or Event of Default under the Credit Agreement on the date of such payment and after giving effect thereto. The Bank waives any breach of Section 6.10 that would, but for this consent be caused by such payment. This consent and waiver shall be effective only in this specific instance and for the specific purpose for which it is given, and this consent and waiver shall not entitle the Borrower to any other or future waiver in any similar or other circumstances.

      4. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

      5. Conditions. The amendments set forth above shall be effective only if the Bank has received, on or before the date hereof (or such later date as the Bank may agree to in writing), this Amendment, duly executed by the Borrower.

      6. Representations and Warranties. The Borrower hereby represents and warrants to the Bank as follows:

      (a) The Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

      (b) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

      (c) All of the representations and warranties contained in Article IV of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

      7. No Other Waiver. Except as set forth in Paragraph 3 hereof, the execution of this Amendment any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Bank, whether or not known to the Bank and whether or not existing on the date of this Amendment.

      8. Release. The Borrower hereby absolutely and unconditionally releases and forever discharges the Bank, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

      9. References. All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Loan Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

      10. Miscellaneous. The Borrower shall pay all costs and expenses of the Bank, including attorneys' fees, incurred in connection with the drafting and preparation of this Amendment and any related documents. Except as amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts of this Amendment, taken together, shall constitute but one and the same instrument. This Amendment shall be governed by the substantive law of the State of Minnesota.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

WELLS FARGO BANK, NATIONAL                      HEALTH FITNESS CORPORATION
ASSOCIATION

      /s/  Kent Paulson                         /s/  Wesley W. Winnekins
      ------------------                        -------------------------------
      By Kent Paulson                           By Wesley W. Winnekins
      Its Vice President                        Its Chief Financial Officer and
                                                Treasurer